EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use of our report dated November 2, 2007 of Gulfstream International Group, Inc. and to the reference to us under the heading “Experts” in Amendment No. 7 to the Registration Statement on Form S-1.
/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook NJ
December 4, 2007